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Security Information








Security Name
Comparison Security
Comparison Security
Cusip
17133Q205
62913F201
04269Q100
Issuer
CHUNGHWA TELEKOM
NII HOLDINGS INC
ARRIS GROUP INC
Bloomberg Ticker
CHT
NIHD
ARRS
Underwriters
Goldman Sachs International, Oriental Securities
Corporation, Merril Lynch International, Deutsche Bank
Securities, CLSA Limited, The Hongkong and Shanghai
Bank Corporation Ltd, UBS AG, Credit Suisse First
Boston (Hong Kong) Ltd, Daiwa Securities SMBC Hong
Kong Ltd.
Morgan Stanley, Banc of America Securities, Credit Suisse,
Sanders Morris Harris, Thomas Weisel Partners, UBS,
Equiserve Trust Company
CIBC, JP Morgan, HC Wainwright,
Needham, SunTrust
Years of continuous operation, including predecessors
>3 years
N/A
N/A
Security
Chunghwa Telekom
NII Holdings Inc
Arris Group Inc
Is the affiliate a manager or co-manager of offering?
Co-Lead Manager
N/A
N/A
Name of underwriter or dealer from which purchased
Goldman Sachs International
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
7/17/2003
9/10/2003
6/19/2002
Total dollar amount of offering sold to QIBs
 $                                                    1,374,160,000.00
 $                                                                 210,000,000
 $                                 70,650,000
Total dollar amount of any concurrent public offering
 $                                                                          -
 $                                                                                -
 $                                              -
Total
 $                                                    1,374,160,000.00
 $                                                                 210,000,000
 $                                 70,650,000
Public offering price
 $                                                                     14.24
 $                                                                           60.00
 $                                           4.71
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
1.93%
5.00%
5.01%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Par Value Purchased
$ Amount of Purchase
% of Offering Purchased by the
Fund
Security Performance
Fund Performance
Sell Date*
Boston Funds







Scudder Pacific Opportunities Fund
Boston
 $                            280,528
 $                    280,528
0.02%
6.55%
7.30%
9/30/2003
Scudder Emerging Markets Growth
Boston
 $                            365,968
 $                    365,968
0.03%
6.55%
13.63%
9/30/2003
New York Funds







Scudder Communications Fund
New York
 $                          3,560,000
 $                 3,560,000
0.26%
6.55%
-0.39%
9/30/2003
Scudder International Equity Fund
New York
 $                          1,741,694
 $                 1,741,694
0.13%
6.55%
2.92%
9/30/2003
Total

 $                          5,948,190
 $                 5,948,190
0.31%





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